Exhibit 10.6.3




                                    AMENDMENT
                                     TO THE
                                ALBERTSON'S, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

          This Amendment is made by Albertson's, Inc., a Delaware corporation (the "Corporation").

                                    RECITALS:

          A. The Corporation established the Albertson's, Inc. Executive Deferred Compensation Plan effective December 5, 1983, as amended and restated, effective as of February 1, 1989, and as further amended, December 15, 1998 (the "Plan");

          B. The Corporation, pursuant to Section 8.01 of the Plan, retained the right to amend the Plan and Section 8.01 provides that the Plan may be amended by the Corporation so long as such amendments are non-monetary in their effect and do not materially alter plan benefits; and

          C. The Board of Directors of the Corporation has determined that it is advisable to amend the Plan in the manner hereinafter set forth and that such amendments are non-monetary in their effect and do not materially alter plan benefits.

                                    AMENDMENT

          The Plan is amended, as of March 15, 2001, in the following respects:

          1. The Preamble is amended and restated to read, in its entirety, as follows:

          "The Albertson's, Inc. Executive Deferred Compensation Plan, as amended and restated in its entirety (hereinafter referred to as the "Plan"), has been established to provide the funds for retirement or death for key management employees, members of the Board of Directors, persons designated as Special Advisors and the beneficiaries of Special Advisors, directors, key management employees of Albertson's, Inc. (hereinafter referred to as the "Employer"). It is intended that the Plan will aid in retaining and attracting persons of exceptional ability by providing such persons with a means to supplement their standard of living at retirement."

          2. The definition of Outside Director as set forth in the Definitions under Article I shall be amended and restated in its entirety to read as follows:

          "`Outside Director' shall mean a member of the Board who is not otherwise an employee of the Employer or a Special Advisor to the Board."



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          3.  The  following   definition  shall  be   inserted  as  a  separate
definition under Article I:

          "`Special Advisor' means an individual designated as such by the Board."

          4.  The  following   sentence  shall   be  inserted   at  the  end  of
Section 6.01:

          "Notwithstanding anything to the contrary herein, service as a Special Advisor to the Board shall be treated as service as an Outside Director for all purposes and no termination of service shall be deemed to occur, and no distribution of benefits shall occur, in the event an Outside Director is designated as a Special Advisor in connection with an Outside Director's termination of directorship."

          IN WITNESS WHEREOF, this Amendment to the Plan has been duly executed by the undersigned as of March 15, 2001.

                                       ALBERTSON'S, INC.



                                       By:    /s/  Thomas R. Saldin
                                              ---------------------
                                       Name:  Thomas R. Saldin
                                       Title: Executive Vice President
                                              and General Counsel














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